UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa
Suite 105
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 5, 2026, Equillium, Inc. (the Company) announced that the Company has received Human Research Ethics Committee approval and clearance from the Therapeutic Goods Administration in Australia under the Clinical Trial Notification scheme for its Phase 1 clinical trial of EQ504. The Company expects to begin dosing healthy participants by early November 2026.

About the Phase 1 Trial

The Phase 1 trial is a randomized, double-blinded, placebo-controlled, single-center study designed to evaluate the safety, tolerability, pharmacokinetics (PK), and pharmacodynamics (PD) of EQ504 in healthy participants, exploring once-daily oral doses ranging from 0.1 to 3.0 mg. The trial is structured into three distinct parts:

•	Part A - Single Ascending Dose: Evaluates escalating, once-daily oral doses of EQ504 across five (5) sequential cohorts of healthy participants to determine initial safety parameters and PK.

•

Part B- Multiple Ascending Dose: Evaluates multiple escalating oral doses across three (3) cohorts, in healthy participants receiving once-daily dosing for ten (10) days to assess steady-state PK, safety, and cumulative tolerability. In addition to systemic plasma exposure and to validate the drug’s localized mechanism of action, the study protocol incorporates gastrointestinal (GI) mucosal biopsies to be collected longitudinally during the study. A primary pharmacodynamic focus of these biopsies will include the assessment of key tissue-specific biomarkers, including Cytochrome P450 1A1 (CYP1A1) expression. These mechanistic tissue data are designed to confirm localized biological activity and provide target validation ahead of the Phase 2 proof-of-concept study.

•	Part C - Food Effect Cohort: A dedicated crossover cohort to evaluate the impact of a high-fat meal on the bioavailability and systemic exposure of a single oral dose of EQ504.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future”, “potential” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited to, statements regarding the Company’s plans and strategies with respect to developing EQ504, including the expected timeline for dosing healthy participants and patients; the Company’s ability to initiate clinical trials and report data from any clinical trials which may be initiated, or the expected timeline for initiating any such studies or reporting data; the expected timeline for initiating and reporting data from a Phase 1 trial of EQ504; and the potential benefits of EQ504. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to execute its plans and strategies; risks related to performing clinical and pre-clinical studies; whether the results from clinical and pre-clinical studies will validate and support the safety and efficacy of the Company’s product candidates; changes in the competitive landscape; and the Company’s ability to raise sufficient financing, which may not be available on acceptable terms or at all, to advance EQ504 and fund the Company’s strategic plans. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website and on the Company’s website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUILLIUM, INC.

Date: October 5, 2026	By: /s/ Bruce D. Steel
Bruce D. Steel
Chief Executive Officer